UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2006, Alliance Laundry Systems LLC (“Alliance Laundry”), Alliance Laundry Holdings LLC (“Holdings”), Lehman Commercial Paper Inc., as administrative agent and lender, and the other parties named therein as lenders, entered into an amendment (the “Amendment”) to the credit agreement, dated as of January 27, 2005 (the “Credit Agreement”), among Alliance Laundry, Holdings, ALH Finance LLC, Lehman Commercial Paper Inc., as administrative agent, and the several banks and other financial institutions party thereto. The Amendment amends the Credit Agreement to (i) provide for an additional $60 million of term loans under the Credit Agreement term loan facility, (ii) increase the revolving credit commitments to $55.0 million from $50.0 million under the Credit Agreement revolving credit facility, (iii) permit the transaction described under Item 2.01 below, (iv) modify certain negative covenants in the Credit Agreement, including by (a) adjusting the calculation of the consolidated leverage ratio, (b) adjusting the calculation of the consolidated interest coverage ratio, (c) increasing the annual ordinary course capital expenditures permitted by Alliance Laundry and its subsidiaries to $13.0 million from $10.0 million, effective 2007, and (d) increasing the maximum permitted debt Alliance Laundry’s non-U.S. subsidiaries may incur without restriction to $5.0 million from $2.5 million, (v) revise the procedure for term loan borrowing, (vi) revise the term loan repayment schedule to require repayment in 22 quarterly installments of $587,500 commencing on September 30, 2006, and one installment of $222,075,000, or such lesser amount then outstanding, on January 27, 2012, and (vii) make conforming changes to the definitions contained therein. The additional term loans will be used to partially finance the transaction described under Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 14, 2006, Alliance Laundry completed the previously announced acquisition of substantially all of Laundry System Group NV’s (“LSG”) commercial laundry division (“CLD”) operations pursuant to a share purchase agreement, dated May 23, 2006 (the “Share Purchase Agreement”), between Alliance Laundry and LSG, and a purchase agreement, dated May 23, 2006 (the “Purchase Agreement”), among Alliance Laundry, LSG, Cissell Manufacturing Company, Jensen USA Inc. and LSG North America, Inc. The CLD markets commercial washer-extractors, tumbler dryers, and ironers worldwide under the Ipso and Cissell brand names, and has its headquarters Wevelgem, Belgium, and manufacturing facilities and sales offices in the United States and Belgium. Alliance Laundry acquired LSG’s Belgian CLD operations pursuant to the Share Purchase Agreement by purchasing all of the outstanding stock of a wholly-owned direct subsidiary of LSG for approximately 45.3 million Euros, which price is subject to adjustment in accordance with the Share Purchase Agreement, and the assumption of approximately 5.1 million Euros of debt. Alliance Laundry acquired LSG’s United States CLD operations pursuant to the Purchase Agreement for 8.6 million Euro.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2006, Alliance Laundry drew down the $60 million of additional term loan capacity provided by the Amendment to the Credit Agreement disclosed under Item 1.01 above. See the disclosure included under Item 1.01 above relating to the Credit Agreement and the disclosure contained under Item 2.03 of Alliance Laundry’s Form 8-K filed on February 1, 2005, relating to the Credit Agreement, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued July 14, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: July 14, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Thomas L’Esperance
Date: July 14, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: July 14, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued July 14, 2006.

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